Exhibit 99.

UNITED HERITAGE CORPORATION POSTPONES ANNUAL MEETING

Feb. 16, 2007. United Heritage Corporation announced today that it is postponing its annual meeting of shareholders for approximately 30 days. The meeting is expected to take place before March 31, 2007, the end of its fiscal year. The new date and time will be announced when chosen.

Safe Harbor
All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing. United Heritage Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.